EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Berkshire Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Berkshire Funds for the period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Berkshire Funds for the stated period.

/s/ Malcolm R. Fobes III
Malcolm R. Fobes III
President and Treasurer

Dated: 9/1/16

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Berkshire Funds for purposes of Section 18 of the Securities Exchange Act of 1934.